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                                  CERTIFICATE
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The undersigned Secretary of Trust for Credit Unions (the "Trust") hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution at a meeting of the Board held on September 28, 1998:

     RESOLVED, that the Powers of Attorney as presented to this meeting appointing Elizabeth Anderson, Jesse Cole, Deborah A. Farrell, Charles Filson, James A. Fitzpatrick, Philip Giuca, Steven E. Hartstein, Gordon Linke, Anne Marcel, John W. Mosior, Nancy L. Mucker, John Perlowski, Michael J. Richman, Howard B. Surloff and Kaysie Uniacke as attorneys-in-fact for the Trustees and for the President and Treasurer with regard to filings of amendments to the Trust for Credit Union's Registration Statement with the Securities and Exchange Commission be, and it hereby is, approved.


Dated:  November 4, 1998


                                             Michael J. Richman
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                                             Michael J. Richman, Secretary